Exhibit 4(B)(8)

PROMISSORY NOTE

(Note “A”)

$78,000.00	June 10, 2003

FOR VALUE RECEIVED, the undersigned, VIRYANET, INC., a Delaware corporation (“Maker”), hereby promises to pay to the order of THREE AND 400 NORTHWINDS CENTER, L.P., a Georgia limited partnership, or any subsequent holder thereof (“Payee”), at the office of Payee, Cumberland Center IV, 3225 Cumberland Boulevard, Suite 400, Atlanta, Georgia 30339-5939, Attn: Accounting, or at such other place as Payee may from time to time designate in writing, the principal sum of SEVENTY-EIGHT THOUSAND AND NO/100 DOLLARS ($78,000.00).

The principal sum payable under this Note (together with any interest payable hereunder) shall be paid in lawful money of the United States of America in six (6) equal monthly installments of THIRTEEN THOUSAND AND NO/100 DOLLARS ($13,000.00); the first monthly installment shall be due and payable on the earlier of May 1, 2004 or any earlier termination of the Lease (as hereinafter defined) or of Maker’s possessory rights with respect to the Premises (as hereinafter defined), and subsequent monthly installments shall be due and payable on the 1st day of each calendar month thereafter until the entire principal sum payable under this Note (together with any interest payable hereunder) has been paid in full. Maker may prepay all or any portion of the principal sum payable under this Note (together with any interest payable hereunder) at any time without any prepayment fee or charge. Unless and until the occurrence of an Event of Default (as hereinafter defined), there shall be no interest due or payable hereunder. Notwithstanding the foregoing: (i) in the event of any default under the Lease, this Note shall be immediately due and payable in full; and (ii) in the event Maker’s obligations to pay Rent under the Lease, as the “tenant” thereunder, cease and terminate (other than by reason of any act or omission of Maker, including, without limitation, any bankruptcy, insolvency, or other debt relief proceedings (whether or not voluntary)) prior to April 30, 2004, then the principal amount of this Note shall be reduced by the amount of $6,000.00 for each calendar month between the date of such cessation or termination and April 30, 2004 (which amount shall be prorated on a daily basis for any partial months). As used herein, (i) the term “Lease” shall mean and refer to that certain Lease Agreement by and between Payee as landlord and Maker as tenant, dated February 22, 1999 with respect to certain premises located at 400 NorthWinds Center West, Alpharetta, Georgia, as amended by the certain First Amendment to Lease Agreement dated of even date herewith, and (ii) the term “Premises” shall mean and refer to the “Premises” described in the Lease.

It is hereby expressly agreed by Maker that time is of the essence in the performance of this Note and that the failure of the Maker to make any payment under this Note within fifteen (15) days after the same shall fall due shall constitute a default (“Event of Default”) under this Note. From and after the date of the occurrence of any Event of Default and continuing until such Event of Default is fully cured or until this Note is paid in full, the Maker promises to pay interest on the principal balance of this Note then outstanding at the rate (the “Default Rate”) equal to eighteen percent (18%) per annum or, if less, the maximum rate permitted under applicable law. Interest at the Default Rate shall accrue on the amount of any judgment rendered hereon. The Maker agrees that such interest which has accrued shall be paid at the time of the curing of such Event of Default.

Payee may exercise any and all rights, powers, privileges, options and remedies available at law or in equity following the occurrence of an Event of Default. Upon the occurrence of an Event of Default, the Maker expressly agrees to pay all costs of collection and enforcement of every kind, including without limitation, all reasonable attorneys’ fees and expenses, court costs, and costs and expenses of every kind incurred by Payee in connection with such Event of Default and the enforcement hereof.

The rights, powers, privileges, options and remedies of Payee, as provided in this Note or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy hereunder shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy.

The terms of this Note are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Payee exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under applicable law; and if for any reason whatsoever Payee shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the principal amount hereof and not to the payment of interest.

Maker waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except as otherwise provided herein, and agrees that the liability Maker shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

Payee shall not by any acts of omission or commission be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver in respect of one event shall not be construed as continuing or as a bar to the exercise or waiver of such right or remedy in respect of a subsequent event.

All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”) shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending

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the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

All Notices shall be deemed given and effective upon the earliest to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) three business days after depositing the Notice in the United States mail as set forth in the preceding paragraph. All Notices shall be addressed to the following addresses:

Maker:	Three and 400 Northwinds Center, L.P. 3225 Cumberland Boulevard, Suite 400 Atlanta, Georgia 30339-5939 Attn: Adams D. Little III

With a copy to:	Kilpatrick Stockton LLP 1100 Peachtree Street, Suite 2800 Atlanta, Georgia 30309 Attn: Mark A. Palmer

Payee:	Viryanet, Inc. 2 Willow Street Southborough, Massachusetts 02451 Attn: Albert A. Gabrielli

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice. Provided, that the “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

This Note shall be governed by and construed in accordance with the laws (excluding conflicts of laws rules) of the State of Georgia.

This Note constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matter hereof.

Maker acknowledges receipt of a copy of this instrument at the time it was signed.

IN WITNESS WHEREOF, the Maker has executed this Promissory Note under seal and Maker has delivered this Promissory Note to Payee, all as of the day and date first above written.

MAKER:

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Signed, sealed and delivered this day of June, 2003, in the presence of: Notary Public (NOTARIAL SEAL) My Commission Expires:	VIRYANET, INC., a Delaware corporation By: Name: Title: [CORPORATE SEAL]

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Exhibit 4(B)(8)

PROMISSORY NOTE

(Note “B”)

$135,549.15	June 10, 2003

FOR VALUE RECEIVED, the undersigned, VIRYANET, INC., a Delaware corporation (“Maker”), hereby promises to pay to the order of THREE AND 400 NORTHWINDS CENTER, L.P., a Georgia limited partnership, or any subsequent holder thereof (“Payee”), at the office of Payee, Cumberland Center IV, 3225 Cumberland Boulevard, Suite 400, Atlanta, Georgia 30339-5939, Attn: Accounting, or at such other place as Payee may from time to time designate in writing, the principal sum of ONE HUNDRED THIRTY-FIVE THOUSAND FIVE HUNDRED FORTY-NINE AND 15/100 DOLLARS ($135,549.15).

The principal sum payable under this Note (together with any interest payable hereunder) shall be paid in lawful money of the United States of America in six (6) equal monthly installments of TWENTY-TWO THOUSAND FIVE HUNDRED NINETY-ONE AND 53/100 DOLLARS ($22,591.53); the first monthly installment shall be due and payable on the earlier of May 1, 2004 or any earlier termination of the Lease (as hereinafter defined) or of Maker’s possessory rights with respect to the Premises (as hereinafter defined), and subsequent monthly installments shall be due and payable on the 1st day of each calendar month thereafter until the entire principal sum payable under this Note (together with any interest payable hereunder) has been paid in full. Maker may prepay all or any portion of the principal sum payable under this Note (together with any interest payable hereunder) at any time without any prepayment fee or charge. Unless and until the occurrence of an Event of Default (as hereinafter defined), there shall be no interest due or payable hereunder. Notwithstanding the foregoing: (i) in the event of any default under the Lease, this Note shall be immediately due and payable in full; and (ii) in the event Maker’s obligations to pay Rent under the Lease, as the “tenant” thereunder, cease and terminate (other than by reason of any act or omission of Maker, including, without limitation, any bankruptcy, insolvency, or other debt relief proceedings (whether or not voluntary)) prior to April 30, 2004, then the principal amount of this Note shall be reduced by the amount of $6,000.00 for each calendar month between the date of such cessation or termination and April 30, 2004 (which amount shall be prorated on a daily basis for any partial months). As used herein, (i) the term “Lease” shall mean and refer to that certain Lease Agreement by and between Payee as landlord and Maker as tenant, dated February 22, 1999 with respect to certain premises located at 400 NorthWinds Center West, Alpharetta, Georgia, as amended by the certain First Amendment to Lease Agreement dated of even date herewith, and (ii) the term “Premises” shall mean and refer to the “Premises” described in the Lease. Notwithstanding anything herein to the contrary, in the event that (i) Maker pays all Rent and other monetary obligations due and payable under the Lease in accordance with the terms and provisions thereof, and otherwise performs its duties and obligations under, and complies, in all material respects, with the terms and provisions of, the Lease, through April 30, 2004, and (ii) Maker pays in its entirety the Promissory Note (Note “A”) of even date herewith executed and delivered by Maker to Payee, in the original principal amount of $78,000.00, in accordance with the terms and provisions of such Promissory Note, then, upon and only upon the satisfaction of both such conditions, Maker shall be forever released and discharged from payment of this Note and shall thereafter have no duties or obligations under this Note.

It is hereby expressly agreed by Maker that time is of the essence in the performance of this Note and that the failure of the Maker to make any payment under this Note within fifteen (15) days after the same shall fall due shall constitute a default (“Event of Default”) under this Note. From and after the date of the occurrence of any Event of Default and continuing until such Event of Default is fully cured or until this Note is paid in full, the Maker promises to pay interest on the principal balance of this Note then outstanding at the rate (the “Default Rate”) equal to eighteen percent (18%) per annum or, if less, the maximum rate permitted under applicable law. Interest at the Default Rate shall accrue on the amount of any judgment rendered hereon. The Maker agrees that such interest which has accrued shall be paid at the time of the curing of such Event of Default.

Payee may exercise any and all rights, powers, privileges, options and remedies available at law or in equity following the occurrence of an Event of Default. Upon the occurrence of an Event of Default, the Maker expressly agrees to pay all costs of collection and enforcement of every kind, including without limitation, all reasonable attorneys’ fees and expenses, court costs, and costs and expenses of every kind incurred by Payee in connection with such Event of Default and the enforcement hereof.

The rights, powers, privileges, options and remedies of Payee, as provided in this Note or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy hereunder shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy.

The terms of this Note are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Payee exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under applicable law; and if for any reason whatsoever Payee shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the principal amount hereof and not to the payment of interest.

Maker waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except as otherwise provided herein, and agrees that the liability Maker shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

Payee shall not by any acts of omission or commission be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver in respect of one event shall not be construed as continuing or as a bar to the exercise or waiver of such right or remedy in respect of a subsequent event.

All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”) shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

All Notices shall be deemed given and effective upon the earliest to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) three business days after depositing the Notice in the United States mail as set forth in the preceding paragraph. All Notices shall be addressed to the following addresses:

Maker:	Three and 400 Northwinds Center, L.P. 3225 Cumberland Boulevard, Suite 400 Atlanta, Georgia 30339-5939 Attn: Adams D. Little III

With a copy to:	Kilpatrick Stockton LLP 1100 Peachtree Street, Suite 2800 Atlanta, Georgia 30309 Attn: Mark A. Palmer

Payee:	Viryanet, Inc. 2 Willow Street Southborough, Massachusetts 02451 Attn: Albert A. Gabrielli

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice. Provided, that the “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

This Note shall be governed by and construed in accordance with the laws (excluding conflicts of laws rules) of the State of Georgia.

This Note constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matter hereof.

Maker acknowledges receipt of a copy of this instrument at the time it was signed.

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IN WITNESS WHEREOF, the Maker has executed this Promissory Note under seal and Maker has delivered this Promissory Note to Payee, all as of the day and date first above written.

MAKER:

Signed, sealed and delivered this day of June, 2003, in the presence of:	VIRYANET, INC., a Delaware corporation

Notary Public	By:
Name:
(NOTARIAL SEAL)	Title:

My Commission Expires:	[CORPORATE SEAL]

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